Exhibit 99.1

TILT Holdings Announces Closing on Sale of Massachusetts Dispensaries to In Good Health

SCOTTSDALE, AZ, August 18, 2025 -- TILT Holdings Inc. (“TILT" or the “Company”) (Cboe CA:TILT) (OTCID: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, announced today the closing of the sale of two of its Massachusetts dispensaries to In Good Health. The definitive agreement for this transaction was previously announced on February 3, 2025. Simultaneously, with the closing, the parties entered into an amendment adjusting the purchase price to $1.75 million.

The retail transaction is part of TILT’s overall strategic alternatives review. Under the terms of the transaction for the two stores, In Good Health will operate the Taunton location going forward and the Brockton dispensary was shut down.

Highgate Capital Partners was retained in connection with the company’s strategic alternatives review and is the broker on this transaction.

About In Good Health

In Good Health is a locally owned, female-founded cannabis company serving Massachusetts since 2015. As one of the first dispensaries in the state, In Good Health’s innovative approach has allowed the business to expand and adapt while providing customers with the highest quality products at the most affordable prices. Open 364 days per year, In Good Health boasts one of the largest and most varied menus in the state, with a broad range of products and price points. For more information, visit www.ingoodhealthma.com.

About TILT

TILT is dedicated to helping cannabis businesses build their brands. Through a diverse portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across North America, South America, Israel and the European Union. TILT’s core business is Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing. Jupiter recently received EU medical device certification for Europe's first handheld liquid inhalation device. Additionally, TILT operates Commonwealth Alternative Care, Inc., Inc. in Massachusetts, and Standard Farms Ohio, LLC in Ohio and is the permit holder of record for Standard Farms LLC in Pennsylvania. TILT is headquartered in Scottsdale, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, expressions that the Company can divest itself of all plant touching assets, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor executive, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the heading “Item 1A Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720-330-2829